Exhibit 1.1

CNOOC LIMITED

Debt Securities

Underwriting Agreement Standard Provisions

From time to time, CNOOC Limited, a company incorporated with limited liability under the laws of Hong Kong (the “Guarantor”), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale of the securities designated in such Underwriting Agreement (the “Securities”) to the several Underwriters named therein (the “Underwriters”), for whom the Underwriter(s) named therein shall act as representative (the “Representative”). The Securities will consist of the Notes (as defined in the Underwriting Agreement) to be issued by such subsidiary of the Guarantor named in the Underwriting Agreement (the “Issuer”) and the Guarantees (as defined in the Underwriting Agreement) to be issued by the Guarantor. The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement.” The Securities will be issued pursuant to the Indenture (as defined in the Underwriting Agreement) by and among the Issuer, the Guarantor and the Trustee named therein (the “Trustee”).

1. Registration Statement. The Issuer and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3, including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued by the Issuer and guaranteed by the Guarantor from time to time. The Issuer and the Guarantor have also filed, or propose to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Issuer or the Guarantor under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) which are incorporated by reference therein or otherwise deemed to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be. For purposes of this Agreement, the term “Effective Time” means the later of (i) the effective date of the Registration Statement with respect to the offering of Securities or (ii) if the Registration Statement has been amended, the effective date of such post-effective amendment, in each case as determined for the Issuer and the Guarantor pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when sales of the Securities are first made (the “Time of Sale”), the Issuer and the Guarantor will prepare certain information (collectively, and together with the Preliminary Prospectus, the “Time of Sale Information”) which information will be identified in Schedule 3 to the Underwriting Agreement for such offering of Securities.

2. Purchase of the Securities by the Underwriters. (a) The Issuer agrees to sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 to the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

(b) Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(c) The Issuer and the Guarantor acknowledge and agree that the Underwriters named in the Underwriting Agreement and any affiliates through which they may be acting are each acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Guarantor with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Guarantor or any other person. Additionally, neither the Representative nor any other Underwriter nor any affiliate through which they may be acting is advising the Issuer, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantor shall each consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. Neither the Representative nor any other Underwriter owes the Issuer or the Guarantor any other duty or obligation, or has any responsibility or liability to the Issuer or the Guarantor with respect thereto other than those set forth in this Agreement.

3. Representations and Warranties of the Issuer and the Guarantor. Each of the Issuer and the Guarantor jointly and severally represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer or the Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or the Guarantor or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus complied and will comply in all material respects with the Securities Act and the Trust Indenture Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer or the Guarantor in writing by such Underwriter through the Representative expressly for use therein.

(b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(c) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer or the Guarantor in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(d) Issuer Free Writing Prospectus. The Issuer and the Guarantor (including its agents and representatives, other than the Underwriters in their capacity as such) have not used, prepared, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer, the Guarantor or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (if required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantor in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated historical financial statements of the Guarantor and its consolidated subsidiaries and the related notes thereto included in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial position of the Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS IASB”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries has been compiled on a basis consistent with that of the consolidated historical financial statements of the Guarantor and its consolidated subsidiaries included therein and presents fairly the information shown thereby.

(g) No Material Adverse Change. Since the date of the most recent audited financial statements of the Guarantor included in the Registration Statement, the Time of Sale Information and the Prospectus, except as set forth or contemplated therein (exclusive of any amendment or supplement thereto), (i) there has not been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Guarantor on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or business prospects of the Issuer, the Guarantor and its other subsidiaries taken as a whole; and (ii) none of the Issuer, the Guarantor or any of its other subsidiaries has entered into any transaction or agreement that is material to the Issuer, the Guarantor and its other subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer, the Guarantor and its other subsidiaries taken as a whole.

(h) Organization and Good Standing. Each of the Issuer, the Guarantor and its other subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification other than where the failure to be so qualified or in good standing would not have a have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Issuer, the Guarantor and its other subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The Issuer has no subsidiaries.

(i) Capitalization. The Guarantor has the authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.” All the outstanding shares of capital stock of the Issuer, the Guarantor and its other subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all outstanding shares of capital stock of the Guarantor’s directly-held subsidiaries and significant indirectly-held subsidiaries (as such terms are used in the Guarantor’s latest Form 20-F, incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information) are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(j) Due Authorization. The Issuer and the Guarantor, as applicable, have full right, power and authority to execute and deliver this Agreement, the Notes, the Guarantees and the Indenture (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by each of the Issuer and the Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuer and the Guarantor, will constitute a legal, valid, binding instrument enforceable against each of the Issuer and the Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity) (collectively, the “Enforceability Exceptions”); and the Indenture has been duly qualified under the Trust Indenture Act.

(l) The Securities. The Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Issuer and will constitute the legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture, subject to the Enforceability Exceptions; the Guarantees have been duly authorized, and, when duly endorsed on the Notes in accordance with the provisions of the Indenture and when the Notes are delivered to and paid for by the Underwriters in accordance with this Agreement, will have been duly executed and delivered by the Guarantor and will constitute the legal, valid and binding obligations of the Guarantor entitled to the benefits of the Indenture, subject to the Enforceability Exceptions.

(m) Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither the Issuer, the Guarantor nor any of its other subsidiaries is in violation or default of (i) any provision of its charter or by-laws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer, the Guarantor or any of its other subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator, tribunal or other authority having jurisdiction over the Issuer, the Guarantor or such subsidiary or any of its properties, as applicable; except for such violation or default as set forth in (ii) or (iii) as would not individually or in the aggregate have a Material Adverse Effect or that has been disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment of supplement thereto).

(p) No Conflicts. None of the execution and delivery of this Agreement, the Guarantees or the Indenture, the issuance and sale of the Notes, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantor or any of its other subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Issuer, the Guarantor or any of its other subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer, the Guarantor or any of its other subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator, tribunal or other authority having jurisdiction over the Issuer, the Guarantor or any of its other subsidiaries or any of its or their properties; except for such conflict, breach or violation as set forth in (ii) or (iii) as would not have a Material Adverse Effect.

(q) No Consents Required. Assuming the Underwriters have acted in accordance with the representations and agreements set forth in Section 5 hereof, no consent, approval, authorization, filing with or order of any court or arbitrator or governmental or regulatory agency or body is required in connection with the execution, delivery and performance by the Issuer and the Guarantor of the Transaction Documents to which each is a party, the issuance and sale of the Notes and compliance by the Issuer with the terms thereof, the issuance of the Guarantees and compliance by the Guarantor with the terms thereof and the consummation of the transactions contemplated in the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act, (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) as have been obtained and are in full force and effect.

(r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no action, suit, inquiry or proceeding by or before any court or governmental agency, authority, tribunal or body or any arbitrator involving the Issuer, the Guarantor or any of its other subsidiaries or its or their property is pending or, to the knowledge of the Issuer and the Guarantor, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(s) Independent Accountants. Ernst & Young, who have certified certain financial statements of the Guarantor and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants with respect to the Guarantor and each of its subsidiaries in accordance with the rules of the Hong Kong Institute of Certified Public Accountants (the “HKICPA”) and as required by the Securities Act.

(t) No Stabilization. Neither the Issuer nor the Guarantor has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer or the Guarantor to facilitate the sale or resale of the Securities.

(u) Investment Company Act. Neither the Issuer nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(v) Disclosure Controls. The Guarantor maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act); such disclosure controls and procedures are effective. The Guarantor has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(w) Money Laundering Laws. The operations of the Issuer, the Guarantor and its other subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Issuer, the Guarantor or any of its other subsidiaries (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantor or any of its other subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer and the Guarantor, threatened.

(x) Sanctions. (i) None of the Issuer, the Guarantor or any of its other subsidiaries, any executive director, officer, or, to the knowledge of the Issuer and the Guarantor, independent director, agent, employee or controlled affiliate of the Issuer, the Guarantor or any of its other subsidiaries is an individual or entity (“Person”) that is: (A) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority or pursuant to the U.S. Iran Sactions Act, as amended (collectively, “Sanctions”), or, (B) except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), located, organized, or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and (ii) neither the Issuer nor the Guarantor will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is the subject of Sanctions, or in any manner that will result in a violation of Sanctions by any Person (including, without limitation, any Person participating in the sale of the Securities, whether as underwriter, advisor, investor or otherwise).

(y) Anti-Corruption Laws. None of the Issuer, the Guarantor or any of its other subsidiaries, any executive director, officer, or, to the knowledge of the Issuer and the Guarantor, independent director, agent, employee or controlled affiliate of the Issuer, the Guarantor or any of its other subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any equivalent applicable anti-corruption laws of the British Virgin Islands, Hong Kong, the PRC, the European Union, the United Kingdom and any other jurisdiction to which the Issuer, the Guarantor or any of its other subsidiaries is subject (collectively, the “Anti-Corruption Laws”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “government official” (including any officer or employee of a government or government-controlled entity or instrumentality, or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office), in contravention of any Anti-Corruption Laws; and the Issuer, the Guarantor and its other subsidiaries and, to the knowledge of the Issuer and the Guarantor, each of their controlled affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(z) Status under the Securities Act. The Guarantor is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(aa) Accounting Controls. The Issuer, the Guarantor and its other subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer, the Guarantor and its other subsidiaries’ internal controls over financial reporting are effective and neither the Issuer, the Guarantor nor any of its other subsidiaries is aware of any material weakness in their internal control over financial reporting.

(bb) Insurance. The Issuer, the Guarantor and each of its other subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Guarantor reasonably believes to be adequate for the businesses in which they are engaged; there are no claims by the Issuer, the Guarantor or any of its other subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such denying or defending that would not have a Material Adverse Effect.

(cc) Licenses and Permits. The Issuer, the Guarantor and its other subsidiaries possess all licenses, certificates, permits, approvals, consents and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except for the failure to possess such licenses, certificates, permits, approvals, consents and other authorizations that would not have a Material Adverse Effect.

(dd) Environmental Laws. The Issuer, the Guarantor and its other subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses, consents, authorizations or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses, consents, authorizations or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

4. Further Agreements of the Issuer and the Guarantor. Each of the Issuer and the Guarantor jointly and severally covenants and agrees with each Underwriter that:

(a) Filings with the Commission. The Issuer and the Guarantor will (i) pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A or 430B under the Securities Act. The Issuer and the Guarantor will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act.

(b) Delivery of Copies. The Issuer and the Guarantor will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and the Time of Sale Information as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements. During the Prospectus Delivery Period, the Issuer and the Guarantor will, before amending or supplementing the Registration Statement, the Time of Sale Information or the Prospectus, furnish to the Representative a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Representative reasonably objects unless, in the Issuer and the Guarantor’s good faith judgment, the Issuer or the Guarantor is required by law or regulation to make such filing.

(d) Notice to the Representative. During the Prospectus Delivery Period, the Issuer and the Guarantor will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuer or the Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Issuer or the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer and the Guarantor will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer and the Guarantor will notify the Underwriters thereof as promptly as practicable and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer and the Guarantor will notify the Underwriters thereof as promptly as practicable and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Issuer and the Guarantor will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that the Issuer and the Guarantor shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market. During a period of 90 days following the Time of Sale, the Issuer and the Guarantor will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued by the Issuer or guaranteed by the Guarantor and having a tenor of more than one year (other than the Securities).

(h) DTC. The Issuer and the Guarantor will assist the Representative in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(i) Use of Proceeds. The Guarantor will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Issuer and the Guarantor will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Listing. For any issuance of Securities that is to be listed, the Issuer and the Guarantor will use their reasonable efforts to have the Securities admitted for trading, and maintain the listing of the Securities, on the agreed exchange; and if the Issuer and the Guarantor are unable to maintain such listing having used their reasonable efforts, to use their reasonable efforts to obtain and maintain a listing of the Securities on such other stock exchange or stock exchanges as the Issuer and the Guarantor may agree with the Underwriters.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Issuer or the Guarantor) other than (i) any Issuer Free Writing Prospectus identified on Schedule 3 to the Underwriting Agreement as forming part of the Time of Sale Information or prepared pursuant to Section 3(c) or Section 4(c) above, (ii) any free writing prospectus prepared by such underwriter and approved by the Issuer or the Guarantor in advance in writing or (iii) any free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuer and the Guarantor if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It has complied and will comply with the selling restrictions with respect to sales outside the United States set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and the Guarantor of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Issuer and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, the Guarantor and each of their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Guarantor by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has changed its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Guarantor (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of a President, the Chief Executive Officer, Chief Financial Officer, or any principal officer of each of the Guarantor and the Issuer, in his or her capacity as such, who has specific knowledge of the Guarantor’s or the Issuer’s financial matters and is satisfactory to the Representative (i) confirming that the representations and warranties of the Guarantor and the Issuer in this Agreement are true and correct and that each of the Guarantor and the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) to the effect set forth in paragraphs (a) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young shall have furnished to the Representative, at the request of the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Letter of Counsel for the Issuer and the Guarantor. Davis Polk & Wardwell, U.S. and Hong Kong counsel for the Issuer and the Guarantor, shall have furnished to the Representative, at the request of the Issuer and the Guarantor, their written U.S. opinion, 10b-5 letter and Hong Kong opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B, Annex C, and Annex D hereto.

(h) Opinion of British Virgin Islands Counsel for the Issuer. Walkers, British Virgin Islands Counsel for the Issuer, shall have furnished to the Representative, at the request of the Issuer and the Guarantor, their written opinion dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(i) Opinion and 10b-5 Letter of U.S. Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date a written opinion and 10b-5 letter of counsel for the Underwriters with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k) DTC. The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(l) Listing. For any issuance of Securities that is to be listed, the Issuer and the Guarantor shall have applied to the agreed exchange for the listing of, and permission to deal in, the Notes.

(m) Additional Documents. On or prior to the Closing Date, the Issuer and the Guarantor shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Issuer and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer or the Guarantor in writing by such Underwriter through the Representative expressly for use therein it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as being provided by the Underwriters.

(b) Indemnification of the Issuer and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantor, their respective directors, their respective officers who signed the Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuer or the Guarantor in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information, it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as being provided by the Underwriters.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Issuer, the Guarantor, and its respective directors, its officers who signed the Registration Statement and any control persons of the Issuer or the Guarantor shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by the Indemnifying Person of such request and (ii) (A) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or (B) the Indemnifying Person shall not have, on or before the 90th day after the receipt by the Indemnifying Person of such request, disputed in good faith that the fees and expenses claimed by the Indemnified Person are payable by the Indemnifying Person hereunder. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer and the Guarantor from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuer and the Guarantor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the Nasdaq National Market, the Stock Exchange of Hong Kong Limited or the over the counter market; (ii) trading of any securities issued or guaranteed by the Issuer or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, or Hong Kong authorities; (iv) a material disruption in securities settlement, payment or clearance services in the United States or Hong Kong shall have occurred or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the sole judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer and the Guarantor on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer and the Guarantor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters, the Issuer or the Guarantor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer and the Guarantor or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus, the Time of Sale Information or in any other document or arrangement, and the Issuer and the Guarantor agree to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus and the Time of Sale Information that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 to the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Issuer and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer and the Guarantor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuer and the Guarantor, except that the Issuer and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer, the Guarantor or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and the Guarantor will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the costs of preparing, reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer and the Guarantor’s counsel and independent accountants; (v) reasonable fees and expenses of the Underwriters’ counsel; (iv) any stamp, issuance or transfer taxes in connection with the original issuance and sale of the Securities; (vii) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may reasonably request and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (viii) any fees charged by rating agencies for rating the Securities; (ix) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (x) for any issuance of Securities that are to be listed, the cost of and any incidental expenses relating to listing the Securities on the agreed exchange; all expenses and application fees incurred in connection with the approval of the Securities for book entry transfer by DTC; and (xi) all expenses incurred by the Issuer and the Guarantor in connection with any “road show” presentation to potential investors.

(b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer and or Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer and the Guarantor shall be unable to perform its obligations under this Agreement, the Issuer and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Securities contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Issuer, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantor or the Underwriters. The provisions of Section 7 and Section 10 will survive the termination or cancellation of this Agreement.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or in Hong Kong; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at the address set forth in the Underwriting Agreement. Notices to the Issuer and the Guarantor shall be given to it at Room 1105, CNOOC Tower, No. 25 of Chaoyangmen North Street, Dongcheng District, 100010 Beijing, China, facsimile number +86-10-8452-01512, Attention: Kuang Xiaobing, or if different, to the address set forth in the Underwriting Agreement.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Jurisdiction. Each of the Issuer and the Guarantor agrees that any suit, action or proceeding against the Issuer and the Guarantor brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or United States federal court located in the Borough of Manhattan, the City of New York, New York (each, a “New York court”), and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum, and irrevocably submits, to the fullest extent permitted by law, to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Guarantor hereby appoints the Authorized Agent (as defined in the Underwriting Agreement) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any New York court by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer and the Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuer and the Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantor. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Hong Kong.

(f) Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$,” is of the essence. To the fullest extent permitted by law, the obligation of the Issuer and the Guarantor in respect of any amount due under this Agreement, as a result of any judgment or order being given or made, will, notwithstanding any payment in any other currency, be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuer and the Guarantor, severally and jointly, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Issuer and the Guarantor not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

(g) Waiver of Jury Trial. The Issuer and the Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(h) Waiver of Immunity. To the extent that either the Issuer or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Issuer and the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

(i) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

(j) Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Issuer, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

(k) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Annex A

Underwriting Agreement

            , 20

[Name(s) of Representative(s)]

        As Representative(s) of the several Underwriters

        listed in Schedule 1 hereto

c/o [Name(s) and Address(es) of Representative(s)]

Ladies and Gentlemen:

            , a company incorporated with limited liability under the laws of              (the “Issuer”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), $             principal amount of its Notes due 20     (the “Notes due 20    ”) and $             principal amount of its Notes due 20     (the “Notes due 20    ” and, together with the Notes due 20    , the “Notes”) having the terms set forth in Schedule 2 hereto. The Notes will be issued pursuant to an Indenture dated as of     , 2013 (the “Indenture”) [to be entered into] by and among the Issuer, CNOOC Limited, a company incorporated with limited liability under the laws of Hong Kong (the “Guarantor”), and [The Bank of New York Mellon], as trustee for any and all securities issued thereunder (the “Trustee”).

The Issuer’s obligations under the Notes, including the due and punctual payment of principal, interest and additional amounts, if any, under the Indenture will be unconditionally and irrevocably guaranteed on an unsecured unsubordinated basis by the Guarantor, pursuant to guarantees issued by the Guarantor in accordance with New York law for the benefit of holders of the Notes (the “Guarantees” and, together with the Notes, the “Securities”).

The Issuer agrees to sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to         % of the principal amount of the Notes due 20     and at a price equal to         % of the principal amount of the Notes due 20    , plus, in each case, accrued interest, if any, from             , 20     to the Closing Date (as defined below). The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Issuer and the Guarantor understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative(s) is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information, [including certain information provided by the underwriters orally to purchasers]. The Issuer and the Guarantor acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities, which shall have been duly executed by the Issuer and the Guarantor and duly authenticated by the Trustee, as applicable, shall be made at the offices of Davis Polk & Wardwell, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong at 10:00 A.M., New York City time, on             , 20    , or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative(s) and the Issuer may agree upon in writing.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representative(s) against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes due 20     and one or more global notes representing the Notes due 20     (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Notes will be made available for inspection by the Representative(s) not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Issuer, the Guarantor and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Issuer in writing by any Underwriter through the Representative(s) expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information consists of the following: [insert references to appropriate paragraphs] [and the following information in the Issuer Free Writing Prospectus dated             , 20    ; [insert description of information provided by Underwriters]].

Each of the Issuer and the Guarantor hereby appoints              as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or United States federal court located in the Borough of Manhattan, the City of New York, New York by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter.

All provisions contained in the document entitled CNOOC Limited Debt Securities Underwriting Agreement Standard Provisions which was filed as Exhibit 1.1 of the Registration Statement on Form F-3 dated              (File No.             ) (“Underwriting Agreement Standard Provisions”) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

[Issuer]

By
Name:
Title:

CNOOC LIMITED

By
Name:
Title:

Accepted:             , 20

For themselves and on behalf of the several

Underwriters listed in Schedule 1 hereto.

[NAME(S) OF REPRESENTATIVE(S)]

By
Name:
Title:

Schedule 1

Securities

Notes due 20

Underwriter	Principal Amount of Securities To Be Purchased
$
$
$
Total	$

Notes due 20

Underwriter	Principal Amount of Securities To Be Purchased
$
$
$
Total	$

Schedule 2

Addresses for Notices:

CNOOC Limited

Room 1105, CNOOC Tower

No. 25 of Chaoyangmen North Street, Dongcheng District

100010

Beijing, China

Representative(s):

Representative(s) and Address(es)

Certain Terms of the Securities:

Issuer	[Issuer]

Guarantor	CNOOC Limited

Securities Offered	$ principal amount of % Notes due 20

$ principal amount of % Notes due 20

Maturity Date	, 20 for the Notes due 20

, 20 for the Notes due 20

Interest Rate	% for the Notes due 20 % for the Notes due 20

Interest Payment Dates	Each , , and , beginning on , 20

Ranking	Senior

Governing Law	New York

Schedule 3

(a) Time of Sale Information

[Preliminary Prospectus dated             , 20    ]

[list each Issuer Free Writing Prospectus to be included in the Time of Sale Information]

The term sheet(s) attached to the Underwriting Agreement as Schedule 4.

[(b) Pricing Information Provided Orally by Underwriters]

[set out key information included in script that will be used by underwriters to confirm sales]

Schedule 4

CNOOC LIMITED

Pricing Term Sheet for Notes due 20

    % Notes due 20     (the “20     Notes”)

Issuer:

Guarantor:

Principal Amount:

Maturity Date:

Coupon (Interest Rate):

Public Offering Price:

Ranking:

Format:

Listing:

Denomination:

Yield to Maturity:

Spread to Benchmark Treasury:

Benchmark Treasury:

Benchmark Treasury Price and Yield:

Interest Payment Dates:

Interest Payment Record Dates:

Optional Redemption:

Trade Date:

Settlement Date:

CUSIP/ISIN:

Ratings*:

Joint Lead Managers and Joint Bookrunners:

Co-Managers:

*	A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time. Each rating should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus may be obtained from     , [address], telephone:     ;     , [address], telephone:     ; or     , [address], telephone:     .

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex B

Form of Opinion of Davis Polk & Wardwell LLP

1. Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor insofar as British Virgin Islands law and Hong Kong law are concerned, respectively, the Underwriting Agreement has been duly executed and delivered by the Issuer and the Guarantor.

2. Assuming that the Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor insofar as British Virgin Islands law and Hong Kong law are concerned, respectively, the Indenture has been duly executed and delivered by the Issuer and the Guarantor, and the Indenture is a valid and binding agreement of the Issuer and the Guarantor, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

3. Assuming that the Securities have been duly authorized, executed and delivered by the Issuer and the Guarantor insofar as British Virgin Islands law and Hong Kong law are concerned, respectively, the Notes and the Guarantees endorsed thereon, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Issuer and the Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

4. Assuming that each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor insofar as British Virgin Islands law and Hong Kong law are concerned, respectively, under the laws of the State of New York relating to personal jurisdiction, each of the Issuer and the Guarantor has, pursuant to the eighth paragraph of the Underwriting Agreement, Section 14(e) of the Underwriting Agreement Standard Provisions and Section 17.12 of the Indenture, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Indenture and the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly appointed National Corporate Research, Ltd. as its authorized agent for the purpose described in Section 14(e) of the Underwriting Agreement Standard Provisions and Section 17.12 of the Indenture; and service of process effected on such agent in the manner set forth in Section 14(e) of the Underwriting Agreement Standard Provisions and Section 17.12 of the Indenture will be effective to confer valid personal jurisdiction on the Issuer and the Guarantor.

5. Neither the Issuer nor the Guarantor is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

6. The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Underwriting Agreement, the Indenture and the Securities (collectively, the “Documents”) and the execution and delivery by the Guarantor, and the performance by the Guarantor of its obligations under, the Documents will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

7. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Issuer or the Guarantor of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the captions “Description of the Debt Securities and Guarantees” and “Description of the Notes and Guarantees” insofar as they summarize provisions of the Notes and the Guarantees and the Indenture. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus Supplement under the caption “Taxation—U.S. Federal Income Taxation,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

Annex C

Form of Davis Polk & Wardwell, Hong Kong Solicitors

1. The Guarantor has been duly incorporated and is validly existing as a company limited by shares under the Companies Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) with corporate power and capacity to own its own properties and conduct its business.

2. The Guarantor has corporate power and authority to enter into, execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Guarantees (collectively, the “Documents”) and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations thereunder.

3. The Documents have been duly authorized, executed and delivered by the Guarantor.

4. The execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under the Documents will not contravene (i) any provision of the laws of Hong Kong that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby; or (ii) the memorandum and articles of association of the Guarantor.

5. The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under the Documents and the Notes will not contravene any provision of the laws of Hong Kong that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby.

6. No consent, approval, authorization, or order of, or qualification or registration or filing with, any governmental body or agency under the laws of Hong Kong applicable to companies generally in relation to transactions of the type contemplated by the Documents is required for the execution and performance by the Guarantor of its obligations under the Documents.

7. The choice of the laws of the State of New York as the proper law to govern the Documents should be upheld as a valid choice of law by the Hong Kong courts, provided that the choice of the laws of State of New York is bona fide and not for the purpose of avoiding the consequence of the laws of any other jurisdiction and that the application of the laws of State of New York would not contravene the laws or public policy of Hong Kong.

In particular, a Hong Kong court may not give effect to the choice of the laws of the State of New York applicable to the Documents where (i) all relevant circumstances at the time of choice are connected with a jurisdiction other than the State of New York whose law has been chosen by the parties (in which case the Hong Kong court may apply such rules of law of the connected jurisdiction as may not be derogated from by contract); (ii) there are mandatory rules of Hong Kong law which it must apply regardless of the applicable law chosen by the parties; or (iii) it is bound, in relation to specified proceedings, to apply the law of a different jurisdiction. The choice of a system of law would not be upheld, for example, if it were made with the intention of evading the law of the jurisdiction with which the contract had its most substantial connection and which, in the absence of the relevant system of law, would have invalidated the contract or been inconsistent with it.

8. As there is no statutory or other arrangement for the reciprocal enforcement of judgments between Hong Kong and the United States, a judgment obtained in the courts of New York cannot be enforced by registration in Hong Kong. Subject to the Foreign Judgments (Restriction on Recognition and Enforcement) Ordinance (Cap 46 of the Laws of Hong Kong) (the “FJO”), a judgment given by the courts of New York against the Guarantor in favor of another party with respect to the Documents could form the basis of a claim in the Hong Kong courts in respect of the judgment debt for which an application for summary judgment could be made without re-examination or re-litigation of the matters adjudicated on if:

(a) the judgment was not obtained by fraud, misrepresentation or mistake nor obtained in proceedings which contravene the rules of natural justice;

(b) enforcement of the judgment would not be contrary to public policy in Hong Kong;

(c) the relevant court in New York had jurisdiction in accordance with the Hong Kong rules on the conflict of laws;

(d) the judgment is for a definite sum of money which is not payable in respect of taxes or other charges of a similar nature or in respect of a fine or other penalty; and

(e) the judgment is final and conclusive between the parties, but if it is capable of being appealed or an appeal is pending, the proceedings in Hong Kong are likely to be stayed by the courts of Hong Kong pending any such appeal being heard.

9. No stamp duty or similar documentary tax is payable in Hong Kong upon the execution and delivery of the Documents by the Guarantor.

10. No deduction or withholding for or on account of Hong Kong taxes will be required to be made by the Underwriters to any tax authority in Hong Kong from any payment due from them in connection with (i) the issue, sale and delivery by the Issuer of the Notes to, or for the account of, the Underwriters; or (ii) the sale and delivery by the Underwriters of the Notes to any subsequent purchasers thereof. It should nevertheless be noted that any sum that may accrue to or be received by any of the Underwriters in respect of the sale and delivery by such Underwriter of any Note or Notes to any subsequent purchaser may, unless the sale of such Note or Notes is a sale of a capital asset, have to be brought into charge to profits tax in Hong Kong if it is a receipt of or accrual to a trade or business carried on in Hong Kong by such Underwriter and is a receipt or accrual which arises in or is derived from Hong Kong.

11. The offering of the Notes by the Issuer in Hong Kong in accordance with the Prospectus Supplement under the caption “Underwriting (Conflicts of Interest)—Sales Outside the United States—Notice to Prospective Investors in Hong Kong” will not render the Basic Prospectus or the Prospectus Supplement a prospectus to which the requirements of the Companies Ordinance will apply.

12. The issue, or possession for the purposes of issue, whether in Hong Kong or elsewhere, of an advertisement, invitation or document relating to the Securities will not contravene Section 103(1) of the Securities and Futures Ordinance (the “SFO”) provided that: (a) such advertisement, invitation or document is not, or does not contain, an invitation to the public; or (b) such issue, or possession for the purposes of issue, is made by or on behalf of an intermediary licensed or registered for Type 1, Type 4 or Type 6 regulated activity (as such terms are defined in the SFO) (whether acting as principal or as agent); or (c) the Securities are or are intended to be disposed of only to persons outside Hong Kong or “professional investors” within the meaning of the SFO and any rules made thereunder; or (d) such issue, or possession for the purposes of issue, is otherwise permitted under the laws of Hong Kong.

13. The statements included in the Prospectus Supplement under the captions “Taxation—Hong Kong” and “Underwriting (Conflicts of Interest)—Sales Outside the United States—Notice to Prospective Investors in Hong Kong”, and in the Basic Prospectus under the caption “Enforceability of Civil Liabilities” “Part II—Information not required in the Prospectus—Item8—Indemnification of Directors and Officers” as they purport to describe provisions of Hong Kong law or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

14. Based on the letter dated              from The Stock Exchange of Hong Kong Limited as referred to in Schedule I, the approval for the listing of and permission to deal in the Notes has been granted in principle by the Stock Exchange, subject to the fulfilment of certain conditions set out in such letter.

Annex D

Form of 10b-5 Letter of Davis Polk & Wardwell LLP

1. The Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act of 1933, as amended (the “Act”) and the applicable rules and regulations of the United States Securities and Exchange Commission (the “Commission”) thereunder; and

2. Nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a) on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b) at    :     A/P.M. [New York Citytime] on [pricing date], the Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the information set forth on Schedule 3 of the Agreement (the “Disclosure Package”) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex E

Form of Opinion of Walkers

1. The Issuer is a company duly incorporated under the BVI Business Companies Act, 2004 (as amended) (the “BVI BCA”) and validly exists as a BVI Business Company limited by shares in the British Virgin Islands. Based solely on the Registered Agent’s Certificate referred to in the schedule of assumptions to this opinion (the “Schedule of Assumptions”) and the Certificate of Good Standing referred to in Schedule of Assumptions, the Issuer is in good standing under the laws of the British Virgin Islands. The Issuer is a separate legal entity and possesses the capacity to sue and be sued in its own name.

2. The Issuer has full corporate power and authority to execute and deliver the Underwriting Agreement, the indenture in respect to the Notes and the intercompany loan agreements in respect to the application of the proceeds as described in the Registration Statement, the Time of Sale Information and the Prospectus (collectively the “Documents”) to which it is a party and to take all action as may be necessary to issue and offer the Notes and to perform its obligations under the Documents.

3. The Documents to which the Issuer is a party and the issue of the Notes have been duly authorized. The Documents to which the Issuer is a party have been duly executed and, when delivered by the Issuer, will constitute the legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms.

4. The Notes and any applicable notes certificates, when duly executed, authenticated and delivered, will constitute the legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms

5. The execution, delivery and performance of the Documents to which the Issuer is a party, the consummation of the transactions contemplated thereby and the compliance by the Issuer with the terms and provisions thereof (including the indemnification and contribution provisions in the Underwriting Agreement) and the issue and offer of the Notes by the Issuer do not:

(a) contravene any law, public rule or regulation of the British Virgin Islands applicable to the Issuer which is currently in force; or

(b) contravene the Memorandum and Articles of Association of the Issuer.

6. Neither:

(a) the execution, delivery or performance of any of the Documents to which the Issuer is a party;

(b) the consummation or performance of any of the transactions contemplated thereby by the Issuer; nor

(c) the offering of the Notes in accordance with the terms of the Time of Sale Information and the Prospectus (as defined in Schedule of Assumptions) and subject to compliance with the selling restrictions contained therein, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any British Virgin Islands governmental or judicial authority or agency.

7. The law (if any) chosen in each of the Documents to which the Issuer is a party to govern its interpretation would be upheld as a valid choice of law in any action on that Document in the courts of the British Virgin Islands (the “Courts” and each a “Court”).

8. It is not necessary under the laws of the British Virgin Islands that any of the Documents or the Notes be registered or recorded in any public office or elsewhere in the British Virgin Islands in order to ensure the validity or enforceability of any of the Documents or the Notes.

9. Save as set out in applicable section in the schedule of qualifications to this opinion, there are no stamp duties, income taxes, taxes on dividends, interest, rent, royalties, compensations, corporate or capital gains taxes, withholdings, levies, registration taxes, estate duties, inheritance taxes or gift taxes or other duties or similar taxes or charges now imposed, or which under the present laws of the British Virgin Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Documents or the Notes or on any payment to be made by the Issuer or any other person pursuant to the Documents or the Notes. The British Virgin Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

10. None of the parties to the Documents and no holder of the Notes is or will be deemed to be resident, domiciled or carrying on business in the British Virgin Islands by reason only of the execution, delivery, performance or enforcement of the Documents to which any of them is party or the holding of the Notes, as the case may be.

11. Any final conclusive monetary judgment obtained against the Issuer in the High Court of England and Wales, Northern Ireland, or Court of Session in Scotland or any part of Her Majesty’s dominions in respect of which an order has been made under section 6(1) of the Reciprocal Enforcement of Judgments Act, Cap 65, extending the operation of the said BVI BCA to that part of Her Majesty’s dominion, in respect of the Documents for a definite sum may be registered and enforced as a judgment of the Court under the Reciprocal Enforcement of Judgments Act provided that the following three conditions are fulfilled:

(a) application must be made for registration of the judgment within twelve months of its date or such longer period as the Court may allow;

(b) the Issuer must not be appealing or have the right and intention to appeal; and

(c) the Court must consider it just and convenient in all circumstances of the case that the judgment be so enforced.

12. Any monetary judgment obtained in a superior court of a part of the Commonwealth to which section 9 of the Foreign Judgments (Reciprocal Enforcement) Ordinance, Cap 27 applies may be registered and enforced in a Court provided:

(a) the Governor of the British Virgin Islands is satisfied that reciprocal provisions have been made, or substantial reciprocity of treatment will be assured, with respect to the enforcement in that part of the Commonwealth of judgments given in the High Court of the British Virgin Islands (the “High Court”);

(b) application must be made for registration of the judgment within six years after the day of the judgment, or, where there has been proceedings by way of appeal against the judgment, after the date of the last judgment given in the appeal proceedings;

(c) the judgment given by such court was final and conclusive (notwithstanding that an appeal may be pending or that it may be subject to an appeal);

(d) the judgment is capable of being enforced by execution in the superior court of that part of the Commonwealth; and

(e) the judgment was not in respect of penalties, taxes, charges, fines or similar fiscal revenue obligations of the Issuer.

13. In the case of a final and conclusive judgment obtained in a court of a foreign country (with which no reciprocal arrangements exist or extend, including the State of New York, United States of America) for either a liquidated sum (not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations), or in certain circumstances, for in personam non-money relief, such judgment will be recognized and enforced in the Court without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Court.

14. With reference to paragraphs 11, 12 and 13 above, in each case, the Courts would enforce the relevant judgment, in the manner set out above, provided that:

(a) the judgment had not been wholly satisfied;

(b) such court had jurisdiction in the matter and the Issuer either submitted to the jurisdiction of the foreign court or was resident or carrying on business within such jurisdiction and was duly served with process;

(c) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of a court;

(d) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy or for some other similar reason the judgment could not have been entertained by the Courts; and

(e) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

15. It is not necessary under the laws of the British Virgin Islands:

(a) in order to enable any party to any of the Documents or the Notes to enforce their rights under the Documents or the Notes; or

(b) solely by reason of the execution, delivery and performance of the Documents or the Notes,

that any party to any of the Documents or the Notes should be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands.

16. The Issuer is subject to civil and commercial law with respect to its obligations under the Documents and the Notes and neither the Issuer nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the Courts in proceedings against the Issuer in respect of any obligations under the Documents and the Notes, which obligations constitute private and commercial acts rather than governmental or public acts.

17. Based solely on a search of the public records in respect of the Issuer maintained at the offices of the Registrar of Corporate Affairs (the “Registrar”) in the British Virgin Islands on                      (the “Search Date”) (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search), a search of the Civil Cause Book of the High Court conducted on the Search Date (which would not reveal details of proceedings which have been filed but not actually entered in the Civil Cause Book at the time of our search) and the information contained within the Registered Agent’s Certificate referred to in Schedule of Assumptions, there are no entries in the Register of Registered Charges maintained for the Issuer and no entry on the Virtual Registry and Regulatory General Integrated Information Network printout received by us indicating that an application to make such an entry has been made and at 9.00 am (the “Search Time”) on the Search Date there are no actions, suits or proceedings pending against the Issuer before the High Court and the said searches do not reveal any steps having been taken in the British Virgin Islands for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganization of the Issuer (to the extent that such steps would result in a filing with the Registrar or the High Court and such filing has been made), though it should be noted that the Civil Cause Book of the High Court and the public files maintained by the Registrar may not reveal whether an application for the appointment of a liquidator or a receiver has been presented to the Courts or whether a liquidator or a receiver has been appointed out of Court, or whether any out of court dissolution, reconstruction or reorganization of the Issuer has been commenced. In addition, the search of the Civil Cause Book at the High Court is a manual search and cannot be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands. The Civil Cause Book is not updated every day and it is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement.

18. On a liquidation of the Issuer, claims against the Issuer under the Notes and any of the Documents to which it is party will rank at least pari passu with the claims of all other unsecured creditors (other than those preferred by law).

19. There are no foreign exchange controls or foreign exchange regulations under the currently applicable laws of the British Virgin Islands.

20. Other than with respect to extortionate credit transactions pursuant to Section 248 of the British Virgin Islands’ Insolvency Act, 2003 (as amended) which may be potentially voidable, there is no applicable usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by any of the Companies of their respective obligations under the relevant Documents.

21. A Court has jurisdiction to give judgment in the currency of the relevant obligation.

22. In each Document which contains a provision pursuant to which the Issuer agrees to submit to the jurisdiction of the courts specified therein, the Issuer has executed an effective and binding submission to the jurisdiction of such courts.

23. The statements contained in the Registration Statement, the Prospectus or the Time of Sale Information under the headings “The Issuer”, “The Offering” “Taxation” and “Enforceability of Civil Liabilities” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent relating to the Issuer and governed by the laws of the British Virgin Islands are true and accurate.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and save as set out below may not be relied upon by any other person without our prior written consent.